Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Aleris International Inc. of our report dated March 10, 2004 except as to Note 21, which is as of July 30, 2004, relating to the financial statements, which appears in Commonwealth Industries, Inc. and subsidiaries Current Report on Form 8-K/A dated October 21, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Louisville, Kentucky

March 30, 2005